Exhibit 99.1

Simplicity Esports and Gaming Company Announces Investment by Triton Funds, the Largest Student-Run Fund in the U.S.

Boca Raton, Florida, March 18, 2020 -- Simplicity Esports and Gaming Company (OTCQB: WINR) (“Simplicity Esports”), an established brand within the esports industry, owner and manager of multiple esports teams, including Flamengo Esports, and an operator of Esports Gaming Centers, announced today that it has secured a $500,000 investment from TRITON FUNDS (“Triton”).

The funds from the Triton investment will serve as working capital to support the achievement of Simplicity Esports’ previously stated goals of owning a team in a franchised game, broadening its offering of competitive events, including play-at-home online tournaments, and being cash flow positive.

Jed Kaplan, CEO of Simplicity Esports, commented, “Simplicity Esports continues to move closer to our goal of owning a team in a franchised game, as our Brazilian League of Legends team, Flamengo Esports, excels in the highest level of competition in Brazil. Riot’s announcement of franchising in Brazil validates our business plan of fielding a winning team and laying the operational foundation for owning a franchise spot in CBLoL in 2021. As part of the operational foundation, we have begun generating revenue by selling corporate sponsorships to companies that desire to reach our vast audience of Flamengo Esports and Simplicity Esports fans. It’s great to have an investment partner that understands the millennial mindset as deeply as Triton. The investment from Triton will provide us the working capital needed to fully execute our growth strategy. In the current market environment, this will also provide the capital needed to broaden our offering of play-at-home online tournaments. Our play-at-home tournaments will allow us to continue to grow and engage with our customer base from the privacy of their homes.”

Ashkan Mapar, Principal of Triton, commented, “With a great management team leading the company’s expansion throughout the esports and gaming industry, Triton is excited to back Simplicity Esports’ growth as both an institutional investor and strategic partner. We look forward to potentially introducing Simplicity Esports to the collegiate esports leagues in California, beginning with UCSD, and providing the capital needed to take them to the next level.”

About Triton Funds, LLC

TRITON FUNDS LLC is the largest student-run fund manager in the USA.  Founded by undergraduates from the University of California, San Diego, TRITON FUNDS provides students the invaluable opportunity to gain real-world experience investing alongside experienced financial professionals. It invests in high performing teams with revolutionary aspirations to grow their company into industry leaders. TRITON FUNDS creates an ecosystem that assists talented entrepreneurs in successfully growing their ideas and maintaining strong community ethical standards. It provides strategic capitalization, business development support, and engineered exits to organizations that have a viable future in the modern economy. More information can be found at www.tritonfunds.com.

About Simplicity Esports and Gaming Company:

Simplicity Esports and Gaming Company (WINR) is an established brand within the esports industry, competing and streaming in popular games across different genres, including Apex Legends®, PUBG®, Overwatch®, League of Legends®, Smite®, and various EA Sports® titles. Additionally, Simplicity Esports operates Esports Gaming Centers that provide the public an opportunity to experience and enjoy gaming and esports in a social setting, regardless of skill or experience.

Apex Legends®, PUBG®, Overwatch®, League of Legends®, Smite® and EA Sports® are registered trademarks of their respective owners.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond Simplicity Esports’ control, including those set forth in the Risk Factors section of Simplicity Esports’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2019, as amended or updated from time to time. Copies are available on the SEC’s website at www.sec.gov. Simplicity Esports undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Simplicity Esports Contact:

Roman Franklin

President

Roman@SimplicityEsports.com

561-819-8586